Exhibit 23.3

CONSENT

The undersigned hereby consents to the reference to our firm as providing a legal opinion in the form and context in which it appears in the Pre-effective Amendment No. 2 to the Registration Statement on Form S-3 of Earthstone Energy, Inc. (File No. 333-205466) to be filed with the U.S. Securities and Exchange Commission on or about August 7, 2015, as well as the use of our previously filed legal opinion in Amendment No. 1 to such Registration Statement.

/s/ Jones & Keller, P.C.

Denver, Colorado

August 7, 2015